Exhibit 99.1

Innventure LLC and Learn CW Investment Corporation Announce Filing of Registration Statement on Form S-4 in Connection With Proposed Business Combination

ORLANDO, Florida. January 29, 2024 – Innventure LLC, an enterprise growth engine (“Innventure”), and Learn CW Investment Corporation, a special purpose acquisition company (NYSE: LCW) (“Learn CW”), announced today the filing of a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) relating to their previously announced proposed business combination. Learn CW is sponsored by CWAM LC Sponsor LLC, an affiliate of Learn Capital, LLC and Commonwealth Asset Management.

The Registration Statement contains a preliminary proxy statement/consent solicitation statement/prospectus in connection with the proposed business combination between Innventure and Learn CW. While the Registration Statement has not yet become effective and the information contained therein is subject to change, it provides important information about Innventure and Learn CW, as well as the proposed business combination.

Innventure uses capital to take breakthrough technologies sourced from multinational corporations (“MNCs”) to market. In the process, Innventure builds and scales companies around these technologies using a systematic, quantitative, and repeatable analysis that seeks to build on the investment MNCs have already made to unlock value in markets where the world needs innovative solutions to big problems.

Innventure is currently building AeroFlexx, whose technology utilizes flexible film to create a package for liquid products that is expected to use up to 85% less virgin plastic versus traditional rigid bottles, and Accelsius, whose technology utilizes liquid cooling technology designed to meet the rising demand for efficient cooling systems in datacenters and telecommunication systems. Innventure previously founded PureCycle Technologies, Inc. (Nasdaq: PCT), whose technology seeks to convert recycled polypropylene into a renewable resource through its unique purification process. PureCycle went public in 2021 via a merger with a special purpose acquisition company and Innventure currently owns less than 2% of PureCycle.

About Innventure

Innventure founds, funds, and operates companies with a focus on breakthrough technology solutions acquired or licensed from Multinational Corporations (‘‘MNCs’’). As owner-operators, Innventure takes technologies from early evaluation to scaled commercialization. Innventure makes decisions informed by proprietary MNC market data, with the goal of building disruptive companies that can reach a target enterprise value of at least $1 billion. Innventure defines ‘‘disruptive’’ as innovations that have the ability to significantly change the way businesses, industries, markets and/or consumers operate.

About Learn CW Investment Corporation

Learn CW Investment Corporation was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Learn CW Investment Corporation is sponsored by CWAM LC Sponsor LLC, an affiliate of Learn Capital, LLC (“Learn Capital”) and Commonwealth Asset Management. Learn Capital is a leading venture capital firm focused on early- and mid-stage investments in the $5.4 trillion global education sector. Learn Capital was founded in 2008 by Rob Hutter and Greg Mauro, who formerly managed an affiliate of Founders Fund. The firm possesses decades of founding, operating, and investing experience in the education, consumer, hard tech, and enterprise technology sectors. Commonwealth Asset Management is a Los Angeles-based asset management platform founded in June 2019 and led by Adam Fisher, who is the former Head of Global Macro and Real Estate at Soros Fund Management LLC and the former founder and Chief Investment Officer of Commonwealth Opportunity Capital, GP LLC.

Additional Information and Where to Find It
In connection with the proposed business combination, Learn SPAC Holdco, Inc. has filed with the SEC a registration statement on Form S-4 containing a preliminary proxy statement of Learn CW, a preliminary consent solicitation statement of Innventure and a preliminary prospectus with respect to the combined company’s securities to be issued in connection with the business combination, and after the registration statement is declared effective, the definitive proxy statement/consent solicitation statement/prospectus relating to the proposed business combination will be mailed to Learn CW shareholders and will be sent to Innventure unitholders. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Learn CW’s shareholders, Innventure’s unitholders and other interested persons are urged to read the preliminary proxy statement/consent solicitation statement/prospectus and the amendments thereto and, when available, the definitive proxy statement/consent solicitation statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about Innventure, Learn CW, the combined company and the proposed business combination. When available, the definitive proxy statement/consent solicitation statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of Learn CW as of a record date to be established for voting on the proposed business combination. Such shareholders will also be able to obtain copies of the preliminary and definitive proxy statement/consent solicitation statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Learn CW Investment Corporation, 11755 Wilshire Blvd., Suite 2320, Los Angeles, California 90025.
No Offer or Solicitation
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.
Participants in the Solicitation
Innventure, Learn CW and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Learn CW’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Learn CW’s shareholders in connection with the proposed business combination are set forth in the registration statement on Form S-4, including the preliminary proxy statement/consent solicitation statement/prospectus, and will also be set forth in the definitive proxy statement/consent solicitation statement/prospectus when available. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Learn CW’s directors and officers in Learn CW’s filings with the SEC and such information is also set forth in the registration statement filed with the SEC by Learn SPAC Holdco, Inc., including the proxy statement of Learn CW for the proposed business combination.
Contacts
Media Relations: press@innventure.com
Investor Relations: investorrelations@innventure.com

Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the parties or the parties’ respective management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including the business combination, the parties’ ability to close the referenced business combination, the anticipated benefits of the business combination, including revenue growth and financial performance, product expansion and services, and the financial condition, results of operations, earnings outlook and prospects of Innventure and/or Learn CW, including, in all cases, statements for the period following the consummation of the business combination. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by the management of Learn CW and Innventure in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on Learn CW and Innventure as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Learn CW or Innventure will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those discussed and identified in the public filings made or to be made with the SEC by Learn CW, including in the final prospectus relating to Learn CW’s initial public offering, which was filed with the SEC on October 12, 2021 under the heading “Risk Factors,” or made or to be made by Learn SPAC Holdco, Inc., and the following: expectations regarding Innventure’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, product and service acceptance, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Innventure’s ability to invest in growth initiatives; the implementation, market acceptance and success of Innventure’s business model and growth strategy; Innventure’s future capital requirements and sources and uses of cash; that Innventure will have sufficient capital upon the approval of the business combination to operate as anticipated; Innventure’s ability to obtain funding for its operations and future growth; developments and projections relating to Innventure’s competitors and industry; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement (“BCA”); the outcome of any legal proceedings that may be instituted against Learn SPAC Holdco, Inc., Learn CW or Innventure following announcement of the BCA and the transactions contemplated therein; the inability to complete the business combination due to, among other things, the failure to obtain Learn CW shareholder approval; regulatory approvals; the risk that the announcement and consummation of the proposed business combination disrupts Innventure’s current plans; the ability to recognize the anticipated benefits of the business combination; unexpected costs related to the proposed business combination; the amount of any redemptions by existing holders of Learn CW’s common stock being greater than expected; limited liquidity and trading of Learn CW’s securities; geopolitical risk and changes in applicable laws or regulations; the possibility that Learn CW and/or Innventure may be adversely affected by other economic, business, and/or competitive factors; the potential characterization of Innventure as an investment company subject to the Investment Company Act of 1940; operational risk; and the risk that the consummation of the business combination is substantially delayed or does not occur. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Learn CW and Innventure as of the date hereof, and Learn CW and Innventure assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.